Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Peoples Educational Holdings, Inc. of our report dated August 15, 2011 with respect to the consolidated financial statements of Peoples Educational Holdings, Inc. included in its Annual Report on Form 10-K for the year ended May 31, 2011, filed with the Securities and Exchange Commission.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 5, 2011